UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 5, 2007

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 5, 2007, at the Bear Stearns Media Conference, Doreen Toben, Executive Vice President and Chief Financial Officer of Verizon Communications Inc. (Verizon), provided an update of Verizon’s initiatives to focus on its networks and strategic assets for sustained organic growth. Ms. Toben noted that in 2007 Verizon expects a higher annual effective tax rate in the range of approximately 35% to 37% as a result of Verizon’s current business mix, with a higher rate earlier in the year and declining over the next 12 to 18 months. She indicated that Verizon is targeting a ratio of 1.1 to 1.2 for net debt to earnings before interest, taxes, depreciation and amortization (EBITDA) in 2007. Ms. Toben also stated that Verizon is currently targeting approximately $2 billion in repurchases of its common stock in 2007.

Non-GAAP Measures

Net debt to EBITDA is a non-GAAP measure, which may be determined or calculated differently by other companies. Management believes that Verizon’s net debt to EBITDA is useful to investors and other users of our financial information in assessing financial performance and condition, including liquidity and the company’s ability to meet obligations with available cash flows and cash balances. This measure is also used internally in assessing financial performance and condition. Net debt to EBITDA is computed by dividing net debt by EBITDA before special items. Net debt is calculated by adding debt maturing within one year with long term debt, and subtracting cash. EBITDA before special items is calculated by adding-back depreciation and amortization to operating income before special items. Operating income before special items eliminates special items and non-recurring items of revenues, expenses, gains and losses, primarily as a result of their non-operational and/or non-recurring nature. Given the non-operational and/or non-recurring nature of the special items, management believes this presentation assists readers in better understanding our financial performance and condition from period to period on a comparable basis, and provides a basis for calculating trends that are more indicative of future financial performance and condition.

NOTE: This report contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology, including disruption of our suppliers’ provisioning of critical products and services; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the timing of the sales of our Latin American and Caribbean properties; and the extent and timing of our ability to obtain revenue enhancements and cost savings following our business combination with MCI, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: March 7, 2007	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller